UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 15, 2008
Valeant Pharmaceuticals International
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11397	33-0628076
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
One Enterprise
Aliso Viejo, California (92656)
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (949) 461-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     On October 15, 2008, Valeant Pharmaceuticals International (the “Company”) completed its previously announced acquisition of all outstanding shares of capital stock of Coria Laboratories, Ltd. (“Coria”) from DFB Pharmaceuticals, Inc. (“DFB”) and the other shareholders of Coria pursuant to the Agreement and Plan of Merger, dated as of September 16, 2008 (the “Merger Agreement”) between the Company, CL Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, DFB and the other shareholders of Coria. At closing, the Company paid US$95 million in cash, a portion of which was deposited into escrows for certain potential liabilities. The closing price is subject to certain post-closing adjustments.
Item 7.01. Regulation FD Disclosure.
     The Company issued a press release on October 16, 2008 regarding the closing of the acquisition of Coria, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in Item 7.01 of this Current Report in Form 8-K, including the Exhibit 99.1 will not be treated as “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Item 7.01 of this report.
Item 9.01 Financial Statements and Exhibits.
  (d) Exhibits
     99.1      Press Release of Valeant Pharmaceuticals International, dated October 16, 2008.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeant Pharmaceuticals International
By:	/s/ Steve T. Min
Steve T. Min
Executive Vice President and General Counsel

Dated: October 16, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Valeant Pharmaceuticals International, dated October 16, 2008